EMPLOYMENT AGREEMENT

This Employment Agreement dated as of December 15, 2006 (the “Agreement Date”) and effective as of January 1, 2007 (the “Effective Date”) between Nathan’s Famous, Inc., a Delaware corporation having an address at 1400 Old Country Road, Westbury, New York 11590 (the "Company"), and Eric Gatoff, an individual having an address at 254 East 68th Street, Apt 24B, New York, NY 10021 (the "Executive").

WITNESSETH:

WHEREAS, the Company desires to employ the Executive and to receive certain services from him, and the Executive is willing to continue to be employed and to render such services to the Company, all upon the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Employment. Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to employ Executive and Executive agrees to be employed by the Company, for the period set forth in Paragraph 2 hereof, to render the services to the Company, its affiliates and/or subsidiaries described in Paragraph 3 hereof.

2.  Effective Date and Term. The Effective Date of this Agreement shall be January 1, 2007. The Executive's term of employment under this Agreement shall commence on the Effective Date hereof and shall continue for a period through and including the second anniversary of the Effective Date hereof (the "Initial Agreement Term"). At the end of the Initial Agreement Term, this Agreement shall be automatically extended for additional, successive periods of one year (each of which successive periods shall be considered an Additional Agreement Term and, together with the Initial Agreement Term, the “Term”) unless terminated in writing by either party no less than 180 days prior to the end of either the Initial Agreement Term or any Additional Agreement Term pursuant to the terms and conditions set forth herein.

3.  Duties. (a) The Executive shall be employed as Chief Executive Officer of the Company as of the Effective Date hereof. The Executive shall report to the Executive Chairman and Board of Directors (the “Board”) of the Company. It is agreed that Executive shall perform his services in the Company's Westbury, New York offices, or at any other facilities mutually agreeable to the parties.

(b) The Executive agrees to abide by all By-laws and applicable policies of the Company promulgated from time to time by the Board of Directors of the Company, including without limitation the normal business policies of the Company.

4.  Exclusive Services and Best Efforts. The Executive shall devote all of his working time, attention, best efforts and ability during regular business hours exclusively to the service of the Company, its affiliates and subsidiaries during the term of this Agreement.

5.  Compensation. As compensation for his services and covenants hereunder, the Company shall pay the Executive the following:

(a)  Base Salary. The Company shall pay the Executive a base salary ("Base Salary") of $225,000 per year commencing on the Effective Date of this Agreement. The Base Salary shall be subject to review and adjustment on an annual basis beginning January 1, 2008, (if this Agreement is then in effect) or, at the Company's discretion, on such earlier date as the Company may determine; provided, however, that in no event shall the Executive's Base Salary be reduced below the Base Salary specified herein.

(b)  Bonus Compensation.

(i)  For each fiscal year within the Term commencing with the fiscal year ending March 30, 2008, the Company shall pay to the Executive annual bonus compensation ("Bonus Compensation") within the range of 0% to 100% of his (then) current Base Salary based on the Company’s achievement of certain financial and operational performance objectives as are mutually agreed-upon by the Board and the Executive during the last quarter of the immediately prior fiscal year (such objectives being the “Performance Targets”); provided, however, that for each year within the Initial Agreement Term, such Bonus Compensation shall not be less than 50% of the Executive’s (then) current Base Salary (the “Minimum Bonus”). The Executive shall be eligible to receive Bonus Compensation of 75% of his (then) current Base Salary should the Company attain the Performance Targets established for the applicable fiscal year. Should the Company significantly exceed the Performance Targets for a fiscal year, the Executive shall be eligible to receive Bonus Compensation in an amount determined by the Compensation Committee and Board in their sole discretion, not to exceed 100% of his (then) current Base Salary. The foregoing Bonus Compensation shall be paid by the Company within thirty (30) days after completion of the audited financial results of the Company for the applicable fiscal year.

(ii)  For the fiscal year ending March 25, 2007, the Company shall pay to Executive a bonus in an amount determined by the Compensation Committee and Board in their sole discretion, based in part on his performance as Vice President and General Counsel during the period prior to the Effective Date.

(c)  Stock Compensation. From time to time during the Term, the Company may also grant to the Executive certain other stock compensation including additional stock options and/or other form(s) of stock awards, pursuant to the terms of any of the Company's stock incentive plans and any related stock option or stock award agreement(s) required to be executed in connection therewith. The amount and terms of any such stock options and/or other stock awards shall, in every case, be determined by the Compensation Committee and Board in their sole discretion, subject to the terms of the stock incentive plan under which the award is granted.

6.  Business Expenses. During the Term, the Executive shall be entitled to prompt reimbursement by the Company for all reasonable out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, upon his submission of such accounts and records as may be reasonably required by the Company, in accordance with the related policies established from time to time by the Company.

7.  Executive Benefits. The Company may withhold from any benefits payable to the Executive all federal, state, local and other taxes and amounts as shall be permitted or required pursuant to law, rule or regulation.

(a) During the Term, the Executive shall be entitled to such insurance, disability and health and medical benefits and be entitled to participate in such retirement plans or programs as are generally made available to executive officers of the Company pursuant to the policies of the Company in effect from time to time during the Term; provided that the Executive shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans.

(b) Executive shall be entitled to four weeks paid vacation each year during the Term at such times as does not, in the reasonable opinion of the Board of Directors, interfere with Executive's performance of his duties hereunder.

(c) The Executive shall be entitled to receive the sum of $1,250 per month during the Term as an automobile allowance for payment of automotive and related expenses (e.g., insurance, repairs and maintenance for any such automobile). Executive acknowledges that some or all of the foregoing may be deemed compensation to him.

8.  Death and Disability.

(a)  The Term shall terminate on the date of the Executive's death, in which event the Executive's estate shall be entitled to receive a lump sum equal to his (then) current Base Salary, Bonus Compensation (as determined pursuant to Paragraph 8(c)) and reimbursable expenses and benefits owing to the Executive through the end of the Term then in effect. The Executive's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 8(a).

(b)  If, during the Term, in the opinion of a duly licensed physician selected by the Executive and reasonably acceptable to the Company, the Executive, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this Agreement for a period of six consecutive months [or a period of an aggregate six months in any twelve-month period] the Company may, upon at least twenty (20) days' prior written notice to the Executive of its intention to do so (given at any time after the expiration of such six-month period), terminate this Agreement as of the date set forth in the notice. In case of such termination, the Executive shall be entitled to receive a lump sum equal to his (then) current Base Salary and Bonus Compensation (as determined pursuant to Paragraph 8(c)). The Executive will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 8(b).

(c)  For the purposes of this Paragraph 8, the amount of the Executive’s Bonus Compensation shall be (i) in the event of termination during the Initial Agreement Term, the Minimum Bonus and (ii) in the event of termination during any Additional Agreement Term, the Bonus Compensation paid or payable to the Executive for the preceding fiscal year.

9.  Termination for Cause. (a) The Company may terminate the employment of the Executive for Cause (as hereinafter defined) immediately upon the delivery of written notice. Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay the Executive his Base Salary, reimbursable expenses and benefits owing to the Executive through the date of termination. Executive will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 9(a).

(b)  As used herein, the term "Cause" shall mean: (i) the willful failure of the Executive to perform his duties pursuant to Paragraph 3 hereof, which failure is not cured by the Executive within thirty days following written notice thereof from the Company; (ii) any other material breach of this Agreement by the Executive, including any of the material representations or warranties made by the Executive; (iii) any act, or failure to act, by the Executive in bad faith or intentionally to the detriment of the Company; (iv) the commission by the Executive of an act involving moral turpitude, dishonesty, theft, unethical business conduct, or any other conduct which significantly impairs the reputation of, or harms, the Company, its subsidiaries or affiliates; or (v) any misrepresentation, concealment or omission by the Executive of any material fact in seeking employment hereunder.

10.  Termination without Cause. Notwithstanding anything to the contrary herein, the Company may terminate the employment of the Executive without Cause. Upon any termination without cause, the Company shall be released from any and all further obligations under this Agreement, except that in case of such termination without Cause, subject to the penultimate sentence of this Paragraph 10(a), the Company shall pay to the Executive, as severance compensation, his Base Salary through the end of the Term then in effect, which amount shall be paid in the form of salary continuation on a monthly installment basis. It is explicitly understood and agreed that non-renewal of this Agreement by the Company at the end of the Initial Agreement Term or any Additional Agreement Term shall not constitute Termination without Cause. In the event of any breach by the Executive of the covenants contained in Paragraph 12 hereof, the Company shall be released from any further obligation to pay the severance compensation specified herein. The Executive will not be entitled to any other compensation upon termination of this Agreement under this Paragraph 10.

11.   Termination Following a Change in Control. If within one year following a Change in Control (as defined below) of the Company (if this Agreement is then in effect), the employment of the Executive is terminated by the Company without Cause or by the Executive for any reason, the Company shall immediately pay to the Executive in a lump sum as severance compensation an amount equal to the sum of (a) his then annual Base Salary and (b) his annual Bonus Compensation paid or payable to him for the most recently completed fiscal year of the Company, but in no event shall such severance compensation exceed the amount which is deductible by the Company in accordance with Section 280(G) of the Internal Revenue Code of 1986, as amended. The Company hereby agrees to obtain an agreement from any successor to assume and agree to honor and perform this Agreement.

For purposes of this Agreement, a "Change in Control" shall have occurred if:

(a)  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of voting securities of Nathan’s when such acquisition causes such Person to own 15 percent or more of the combined voting power of the then outstanding voting securities of Nathan’s entitled to vote generally in the election of directors (the “Outstanding Nathan’s Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from Nathan’s, (B) any acquisition by Nathan’s, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Nathan’s or any corporation controlled by Nathan’s, or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (c) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Nathan’s Voting Securities reaches or exceeds 15 percent as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of Nathan’s, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 15 percent or more of the Outstanding Nathan’s Voting Securities; or

(b)  individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Nathan’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Nathan’s or the acquisition of assets of another entity (“Business Combination”); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Nathan’s Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Nathan’s or all or substantially all of Nathan’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Nathan’s Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of Nathan’s or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)  approval by the stockholders of Nathan’s of a complete liquidation or dissolution of the Company.

12.     Disclosure of Information and Restrictive Covenant. The Executive acknowledges that, by his employment, he has been and will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates. Confidential information and trade secrets include, but are not limited to, customer, supplier and client lists, price lists, marketing, distribution and sales strategies and procedures, operational and equipment techniques, business plans and systems, quality control procedures and systems, special projects and research, or any project, research, report or the like concerning sales or manufacturing or new technology, executive compensation plans and any other information relating thereto, and any other records, files, drawings, inventions, discoveries, applications, processes, data and information concerning the business of the Company which are not in the public domain. The Executive agrees that in consideration of the execution of this Agreement by the Company:

(a) The Executive will not, during the Term or at any time thereafter, use, or disclose to any third party, trade secrets or confidential information of the Company, including, but not limited to, confidential information or trade secrets belonging or relating to the Company, its subsidiaries, affiliates, customers and clients or proprietary processes or procedures of the Company, its subsidiaries, affiliates, customers and clients. Proprietary processes and procedures shall include, but shall not be limited to, all information which is known or intended to be known only to executives of the Company, its respective subsidiaries and affiliates or others in a confidential relationship with the Company or its respective subsidiaries and affiliates which relates to business matters.

(b) The Executive will not, during the Term, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, engage in or participate in any business activity, including, but not limited to, acting as a director, officer, executive, agent, independent contractor, partner, consultant, licensor or licensee, franchisor or franchisee, proprietor, syndicate member, shareholder or creditor or with a person having any other relationship with any other business, company, firm occupation or business activity, in any geographic area within the United States that is, directly or indirectly, competitive with any business conducted by the Company or any of its subsidiaries or affiliates during the Term or thereafter. Should the Executive own 5% or less of the issued and outstanding shares of a class of securities of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market, such ownership shall not cause the Executive to be deemed a shareholder under this Paragraph 12(b).

(c) The Executive will not, during the Term and for a period of two (2) years thereafter, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, solicit or induce any creditor, customer, supplier, officer, executive or agent of the Company or any of its subsidiaries or affiliates to sever its relationship with or leave the employ of any of such entities.

(d) This Paragraph 12 and Paragraphs 13, 14 and 15 hereof shall survive the expiration or termination of this Agreement for any reason.

(e) It is expressly agreed by the Executive that the nature and scope of each of the provisions set forth above in this Paragraph 12 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Executive is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. The Executive acknowledges and agrees that his services are of a unique character and expressly grants to the Company or any subsidiary, successor or assignee of the Company, the right to enforce the provisions above through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

13.     Company Property.  Any patents, inventions, discoveries, applications or processes, designs, devised, planned, applied, created, discovered or invented by the Executive in the course of the Executive's employment under this Agreement and which pertain to any aspect of the Company's or its subsidiaries' or affiliates' business shall be the sole and absolute property of the Company, and the Executive shall make prompt report thereof to the Company and promptly execute any and all documents reasonably requested to assure the Company the full and complete ownership thereof. All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company's business which the Executive shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement, the Executive shall promptly return to the Company all property of the Company in his possession.

14.     Remedy. It is mutually understood and agreed that the Executive's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by the Executive, including, but not limited to, the breach of the non-disclosure, non-solicitation and non-compete clauses under Paragraph 12 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to damages the Company may be entitled to recover.

15.     Representations and Warranties of the Executive. (a) In order to induce the Company to enter into this Agreement, the Executive hereby represents and warrants to the Company as follows: (i) the Executive has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder; (ii) the execution and delivery of this Agreement by the Executive and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which the Executive is a party or by which he is or may be bound or subject; and (iii) the Executive is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services.

(b) The Executive hereby agrees to indemnify and hold harmless the Company from and against any and all losses, costs, damages and expenses (including, without limitation, its reasonable attorneys' fees) incurred or suffered by the Company resulting from any breach by the Executive of any of his representations or warranties set forth in Paragraph 15(a) hereof.

16.     Notices. All notices given hereunder shall be in writing and shall be deemed effectively given when mailed, if sent by registered or certified mail, return receipt requested, addressed to the Executive at his address set forth on the first page of this Agreement and to the Company at its address set forth on the first page of this Agreement, Attention: Executive Chairman of the Board, with a copy to Farrell Fritz, P.C., 1320 Reckson Plaza, Uniondale, New York, NY 11556, Attention: Nancy Lieberman, Esq.

17.     Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to its subject matter and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. Any prior or other agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect. In furtherance and not in limitation of the foregoing, this Agreement supersedes any prior employment relationship or arrangements to which the Executive and the Company are parties.

18.     Severability. If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this Agreement shall continue in full force and effect.

19.     Waivers, Modifications, Etc. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

20.     Assignment. Neither this Agreement, nor any of the Executive's rights, powers, duties or obligations hereunder, may be assigned by the Executive. This Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

21.     Applicable Law. This Agreement shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

22      Full Understanding. The Executive represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent, if any that he desired, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document which is that it constitutes an agreement of employment.

24.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FOR NATHAN’S FAMOUS, INC.

By:	/s/ Wayne Norbitz
Name: Wayne Norbitz
Title: President and Chief Operating Officer
DATE: December 15, 2006

FOR THE EXECUTIVE

/s/ Eric Gatoff
Eric Gatoff

DATE: December 15, 2006